UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008 (June 24, 2008)

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a) Resignation of a Director. Effective as of June 24, 2008, Dean Nelson resigned as a member of the Board of Directors of Toys “R” Us, Inc. (the “Company”). The resignation of Mr. Nelson did not involve any disagreement with the Company.

(d) Election of a Director. Effective as of June 25, 2008, the Company’s Board of Directors elected Sanjay Morey to the Board of Directors in order to fill the vacancy created by Mr. Nelson’s resignation. Mr. Morey was a nominee of an affiliate of Kohlberg, Kravis, Roberts & Co. (“KKR”), which pursuant to its rights under a stockholders’ agreement by and among the Company and its stockholders, had the right to nominate a replacement for Mr. Nelson. Sanjay Morey, 35, has been a Director at KKR since December 2007 prior to which he was a Principal and has been at KKR since February 2006. Prior to this, he served as a Vice President of Fenway Partners, a private equity firm, from August 2001 until February 2006. Mr. Morey has served as a Director of US Foodservice, a distributor of foods and beverages, since July 2007. Effective as of June 25, 2008, Mr. Morey also replaced Michael M. Calbert on the Company’s Audit Committee.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: June 26, 2008	By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President - Chief Financial Officer

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